SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                 Name of Registrant as Specified in Its Charter

                              SHUFFLE MASTER, INC.

      Name of Person(s) Filing Proxy Statement if other than the Registrant

                                       N/A

Payment of filing fee (Check the appropriate box):

|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)      Title of each class of securities to which
                  transaction applies:                                 N/A
         (2)      Aggregate number of securities to which
                  transactions applies:                                N/A
         (3)      Per unit price or other underlying value of
                  transaction computed pursuant to Exchange
                  Act Rule 0-11:                                       N/A
         (4)      Proposed maximum aggregate value of transaction:     N/A
         (5)      Total fee paid:                                      N/A

|_|      Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:                              N/A
         (2)      Form, Schedule or Registration Statement No.:        N/A
         (3)      Filing Party:                                        N/A
         (4)      Date Filed:                                          N/A

                              SHUFFLE MASTER, INC.



                                                               February 11, 2002



TO:      THE SHAREHOLDERS OF SHUFFLE MASTER, INC.

         You are cordially invited to the annual meeting of shareholders of Shuffle Master, Inc. to be held on March 13, 2002, at Shuffle Master Gaming, 1106 Palms Airport Drive, Las Vegas, Nevada, at 10:00 a.m., Pacific Standard Time. I encourage you to attend. Whether or not you plan to attend the meeting, I urge you to complete and sign the accompanying Proxy and return it in the enclosed envelope. Also attached for your review are the formal Notice of Annual Meeting and Proxy Statement.

         On behalf of your Board of Directors and employees, thank you for your continued support of Shuffle Master, Inc.

                                                     Very truly yours,

                                                     /s/ Mark L. Yoseloff

                                                     Mark L. Yoseloff
                                                     CHIEF EXECUTIVE OFFICER AND
                                                     CHAIRMAN OF THE BOARD

                              SHUFFLE MASTER, INC.
                            1106 Palms Airport Drive
                             Las Vegas, Nevada 89119

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                FEBRUARY 11, 2002


To the Shareholders of Shuffle Master, Inc.:

         The annual meeting of shareholders ("Annual Meeting") of Shuffle Master, Inc. ("Shuffle Master" or the "Company") will be held on March 13, 2002, at Shuffle Master Gaming, 1106 Palms Airport Drive, Las Vegas, Nevada, at 10:00 a.m., Pacific Standard Time, for the following purposes:

         1.       To set the number of directors at four (4);

         2. To elect four (4) directors to hold office until the next annual meeting or until their successors are elected;

         3. To approve the Company's 2002 Stock Option Plan which authorizes the issuance of options to purchase up to 1,800,000 shares of common stock; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on January 28, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

                                             By Order of the Board of Directors,

                                             /s/ Gary W. Griffin

                                             Gary W. Griffin
                                             SECRETARY

February 11, 2002
Las Vegas, Nevada

                              SHUFFLE MASTER, INC.
                            1106 PALMS AIRPORT DRIVE
                             LAS VEGAS, NEVADA 89119

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 13, 2002

         This Proxy Statement is furnished to holders of shares of common stock of Shuffle Master, Inc., as of January 28, 2002, in connection with the Board of Directors' solicitation of the enclosed Proxy for the Annual Meeting. A shareholder giving a Proxy may revoke it at any time prior to the Annual Meeting by filing written notice of the termination of the appointment with an officer of the Company, by attending the Annual Meeting and voting in person, or by filing a new written appointment of a Proxy with an officer of the Company. The revocation of a Proxy will not affect any vote taken prior to such revocation. This Proxy Statement was first mailed to shareholders on or about February 11, 2002.

         All properly executed Proxies received at or prior to the meeting will be voted at the meeting. If a shareholder directs how a Proxy is to be voted with respect to the business coming before the meeting, the Proxy will be voted in accordance with the shareholder's direction. If a shareholder does not direct how a Proxy is to be voted, it will be voted:

         o        IN FAVOR OF setting the number of directors at four (4);

         o IN FAVOR OF election of the nominees for election as directors as listed in this Proxy Statement; and

         o IN FAVOR OF the proposal to approve the Company's 2002 Stock Option Plan which authorizes the issuance of options to purchase up to 1,800,000 shares.

         At the close of business on January 28, 2002, the record date for the Annual Meeting, there were 17,740,941 shares of common stock outstanding. Each share of common stock is entitled to one (1) vote on each matter properly coming before the meeting. Cumulative voting for the directors is not permitted.

         The cost of making this solicitation, including preparation and mailing of the Notice of Annual Meeting, Proxy and Proxy Statement, and the costs incurred by brokerage houses and other custodians, nominees and fiduciaries for forwarding documents to shareholders will be paid by the Company. In certain instances, officers of the Company may make special solicitations of proxies either in person or by telephone. The Company will pay expenses incurred in connection with these solicitations.

                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the shareholders may decrease the number of directors; provided, however, that the number may be increased by resolution of the Board of Directors. The number of directors was set at four
(4) at the annual meeting held on March 22, 2001, but was increased to six (6) by the Board of Directors effective March 28, 2001. At that time, Howard P. Liszt and Ken Robson were elected as additional directors by the Board of Directors. Joseph J. Lahti resigned from the Board of Directors and as Chairman of the Board effective as of February 2, 2002. Another director, Patrick R. Cruzen, has indicated that he does not intend to stand for reelection. The Company is exploring candidates to possibly replace Messrs. Lahti and/or Cruzen on the Board of Directors, and is considering continuing with a reduced number of directors. At the Annual Meeting, the number of directors will be set at four
(4). If the Company identifies one or more additional directors later, the Board of Directors has the authority to increase the number of directors and to elect such person(s) as director(s) to serve until the Company's next annual meeting.

         Directors are elected to serve a one-year term, and will serve until the next annual meeting, or until their successors have been duly elected and qualified. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect directors. Abstentions are treated as present and entitled to vote and broker non-votes are treated as not present and not entitled to vote. The Board of Directors recommends a vote FOR electing the nominees for directors as set forth below.

         All nominees have consented to serve if elected. If any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, age, business experience and offices held by each nominee for director are as follows:

         Name         Age          Company Position           Director Since
         ----         ---          ----------------           --------------
  Mark L. Yoseloff     55     Chief Executive Officer and          1997
                              Chairman of the Board

  Thomas A. Sutton     64     Director                             1994

  Howard P. Liszt      55     Director                             2001

  Ken Robson           51     Director                             2001

         DR. MARK L. YOSELOFF has been Chief Executive Officer of the Company since June 2001 and was President of the Company from October 2000 until he became Chairman of the Board on February 2, 2002. Prior to that, he had served as Executive Vice President of the Company since August 1997 and was appointed to the Company's Board of Directors in November 1997. From August 1996 to July 1997, Dr. Yoseloff served as consultant to the Company. Dr. Yoseloff is a member of the Board of Directors of Wells Gardner Electronics, Corp., a publicly traded company. From May 1996 through the present, Dr. Yoseloff has held the position of President of Well Suited, LLC. Dr. Yoseloff also holds the position of President of Visual Communications Consultants, Inc. (d/b/a/ Advanced Gaming Concepts), a company he founded in August 1993.

         THOMAS A. SUTTON has been a member of the Company's Board of Directors since 1994. Mr. Sutton was employed by Borden, Inc. from 1972 to 1992, most recently serving as Vice President Planning--Pasta Group. Since 1992, Mr. Sutton has managed his personal investments.

         HOWARD P. LISZT was appointed a member of the Company's Board of Directors in March 2001. Mr. Liszt has been a Senior Fellow at the University of Minnesota since the beginning of 2000 and, from 1976 to 1999, was Chief Executive Officer of Campbell-Mithun, an advertising and marketing communications company based in Minneapolis, Minnesota. Mr. Liszt is a director of Zomax, Inc., a publicly traded company.

         KEN ROBSON, a certified public accountant, was appointed a member of the Company's Board of Directors in March 2001. Mr. Robson has been a private investor and consultant for Iveystone Products International, Inc., since 1996. From 1989 until 1996, Mr. Robson was President and owner of MCA, Inc, of Virginia, a software development and billing firm.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended October 31, 2001, the Board of Directors held meetings on fourteen (14) occasions. All members of the Board of Directors attended at least 75% of the meetings held during their incumbency.

         Standing committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Compliance Committee.

         The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was attached to last year's proxy statement as an exhibit and has not been amended. The Audit Committee currently consists of Messrs. Sutton and Robson (as well as Mr. Cruzen, whose membership on the Audit Committee will end at the Annual Meeting when his term as a director ends), each of whom is independent as defined in NASD Marketplace Rule 4200(a)(14) of the Nasdaq listing standards. The Audit Committee is responsible for recommending the appointment of the independent auditors for the Company, reviewing the scope of the audit, examining the auditor's reports, making appropriate recommendations to the Board of Directors as a result of such review and examination, and making inquiries into the effectiveness of the financial and accounting functions and internal controls of the Company. The Audit Committee met eight (8) times in fiscal 2001. Attached as Exhibit A is a copy of the report of the Audit Committee.

         The Compensation Committee includes Messrs. Sutton and Liszt (as well as Mr. Cruzen, whose membership on the Compensation Committee will end at the Annual Meeting when his term as a director ends) and is responsible for recommending to the Board of Directors the compensation of the executive officers of the Company. The Compensation Committee met five (5) times in fiscal 2001.

         In addition to the Audit and Compensation Committees, Mr. Sutton serves on the Compliance Committee. The Compliance Committee is responsible for implementing and monitoring the Company's internal reporting system regarding compliance with regulatory matters associated with the Company's gaming-related operations. It reviews information and reports regarding the suitability of potential key employees of the Company as well as persons and entities proposed to be involved in material transactions or relationships with the Company. Other members of the Compliance Committee are currently the Company's President, General Counsel and Director of Compliance. The Compliance Committee met three
(3) times in fiscal 2001.

                               EXECUTIVE OFFICERS

         In addition to Mark L. Yoseloff, whose biography was listed previously, Mark A. Lipparelli and Gary W. Griffin serve as executive officers of the Company.

         MARK A. LIPPARELLI joined the Company in April 2001 as Executive Vice President and became President on January 23, 2002. Mr. Lipparelli was Chief Financial Officer of Camco, Inc., a Las Vegas-based retailer, from June 2000 through April 2001. From March 1998 through January 2000, Mr. Lipparelli was employed by Bally Gaming, Inc. as Senior Vice President of Entertainment Systems. He was previously employed as Vice President of Finance, as well as various other positions, at Casino Data Systems from September 1993 through March 1998. Mr. Lipparelli was employed by the Nevada State Gaming Control Board from April 1988 through September 1993 as Senior Research Analyst and Securities Analyst. Mr. Lipparelli is also a director of Koomba, Inc., a privately held development stage company.

         GARY W. GRIFFIN has been the Vice President of Finance for the Company since June 1997, Chief Financial Officer since November 1997 and Secretary since February 1998. Mr. Griffin joined the Company in April 1996 as Vice President of Financial Relations and Corporate Development. From January 1995 to March 1996, Mr. Griffin was self-employed as a consultant. From August 1988 through December 1994, Mr. Griffin was employed by Ecolab Inc., first as Director of Corporate Development and later as Controller of the Textile Care Division.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons holding ten percent (10%) of the Company's common stock to file reports regarding their ownership, acquisitions and dispositions of the Company's common stock with the Securities and Exchange Commission. All executive officers and directors filed reports as required during the year ended October 31, 2001.

                 PROPOSAL TO APPROVE THE 2002 STOCK OPTION PLAN

         At the Annual Meeting, the shareholders will be asked to approve the Company's 2002 Stock Option Plan (the "2002 Plan"). On January 24, 2002, the Board of Directors adopted the 2002 Plan and reserved 1,800,000 shares of the Company's authorized common stock for issuance upon exercise of options. The following summary description of the 2002 Plan is qualified in its entirety by reference to the full text of the 2002 Plan, which is attached hereto as Exhibit B.

         The purposes of the 2002 Plan are: (i) to improve individual performance by providing long-term incentives and rewards to employees, directors, and consultants of the Company; (ii) to assist the Company in attracting, retaining, and motivating employees, directors, and consultants with experience and ability; and (iii) to align the interests of such persons with those of the Company's shareholders.

         The 2002 Plan is separate from and in addition to the existing Shuffle Master, Inc. 1993 Stock Option Plan, as amended (the "1993 Plan") and the Shuffle Master Outside Directors' Option Plan. No additional options are available for grant under the 1993 Plan, which will expire, by its terms, in 2003. The terms of the 2002 Plan are very similar to the 1993 Plan. Most differences between the two plans reflect changes in rules, regulations and interpretations of the Securities and Exchange Commission or of the Internal Revenue Service that have been implemented since the 1993 Plan was adopted.

         Options granted under the 2002 Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified" options which do not qualify for special tax treatment. The exercise price set for incentive stock options granted under the 2002 Plan must be at least one hundred percent (100%) of the fair market value of the Company's common stock on the date of grant. Nonqualified options may be granted with exercise prices at such levels as determined by the Board of Directors. Typically, nonqualified option exercise prices are set at or above the fair market value of the Company's common stock on the date of grant.

         The 2002 Plan provides that a committee of the Board of Directors has authority to administer the 2002 Plan, although the Board of Directors has itself acted as the committee in administering the 1993 Plan and expects to do so in administering the 2002 Plan. The committee may grant options to the Company's officers, employees, directors, and consultants. The Board of Directors has not established specific criteria for use in determining the grant of options, although it expects to develop such criteria in the future. In the interim it may, in its discretion, determine the grant of options and, unless otherwise prescribed by the 2002 Plan, their terms and conditions.

         The 2002 Plan provides that the exercise price of any stock option will be payable: (i) in cash or by check, bank, draft, or money order acceptable to the Company; (ii) by the surrender to the Company of shares of the Company's common stock having a fair market value equal to the aggregate exercise price of the stock options being exercised; or (iii) by any other method of payment approved by the committee from time to time.

         Stock options granted under the 2002 Plan shall be exercisable as determined by the committee. Incentive stock options may not be exercised after ten (10) years from the date on which the option was granted, however, the committee has the discretion to set the expiration date of nonqualified stock options.

         Under the 2002 Plan, if the employment of an optionee terminates other than by reason of death or permanent and total disability, the optionee may exercise his or her incentive stock options at any time within three (3) months after such termination of employment. If the employment of an optionee terminates by reason of death or permanent and total disability, incentive stock options may be exercised only within a period of six (6) months after death or disability. Nonqualified stock options must be exercised within twelve (12) months following termination of employment under any circumstance. The committee has the authority to shorten these time periods and to lengthen the time during which nonqualified options may be exercised. In the event an optionee's employment is terminated for cause, all options immediately cease to be exercisable.

         Generally, no stock option granted under the 2002 Plan is transferable other than by will, the laws of descent and distribution or by a gift or other transfer other than for value. Such transfers may be made only to a family member or to certain related trusts. The transferability of options by gifts or other transactions not for value was not allowed under the 1993 Plan.

         The maximum number of options (combined incentive and nonqualified) which may be granted to any optionee in any calendar year is limited to twenty percent (20%) of the total number of options authorized under the 2002 Plan (initially 360,000 options).

         Options granted under the 2002 Plan will become immediately vested and exercisable upon the occurrence of any of the following events: (i) upon a tender offer to acquire twenty percent (20%) or more of the Company's outstanding common stock; (ii) if the Company or its officers and directors complete the issuance or transfer of common stock (or voting rights) representing at least twenty percent (20%) of the outstanding common stock of the Company; (iii) if a proxy statement proposes a vote at a shareholder meeting related to any merger of the Company, any sale of substantially all of the Company's assets or any reorganization of the Company involving a change in beneficial ownership of the Company; (iv) if any person acquires forty percent (40%) or more of the voting stock of the Company; (v) if a majority of Board members are elected to the Board of Directors other than as nominated by the existing Board members; (vi) upon a call of options by the Company; or (vii) upon the occurrence of any other event which the committee determines is of similar effect. If any of the preceding events occur, the Company can make a "cash out" payment to the optionee based upon the fair market value of the stock, in lieu of issuing stock. In addition, the number of shares issuable to any optionee may be reduced subject to the "golden parachute" limitations on the Company's deductibility of compensation.

         Between September and December 2001, several of the Company's officers and employees were granted options to purchase an aggregate of 414,500 shares at exercise prices ranging from $11.85 to $14.98 per share. Such option grants to executive officers whose compensation is reported in this Proxy Statement are included in the table of "Option Grants During the Fiscal Year Ended October 31, 2001," elsewhere in this Proxy Statement. Such option grants provided that, if the Company's shareholders approve the 2002 Plan, such grants would be deemed granted under the 2002 Plan but if the Company's shareholders fail to approve the 2002 Plan, such grants would be deemed granted other than pursuant to any plan.

         An incentive stock option granted under the 2002 Plan will not result in any taxable income to the optionee when it is granted or exercised. To obtain this special tax treatment applicable to incentive stock options, the option must be exercised not later than three (3) months after the optionee ceases to be an employee (unless the optionee is disabled or has died). If the shares of the common stock acquired upon exercise of an incentive stock option granted under the 2002 Plan are held more than two (2) years from the grant of the option and more than one (1) year after exercise and transfer of such shares to the optionee, the optionee will recognize capital gain in an amount equal to the difference between the sale price and the exercise price. If the shares are transferred prior to these holding periods, the optionee will recognize ordinary income. No deduction is allowable to the Company for federal income tax purposes in connection with either the grant or exercise of an incentive stock option if the holding periods are met by the optionees. If the holding periods are not met, the Company will receive a tax deduction equal to the amount of ordinary income received by the optionee.

         As to nonqualified options, there will be no federal income tax consequences to either the employee or the Company on the grant of the option. On the exercise of a nonqualified option, the employee has taxable ordinary income equal to the difference between the exercise price of the shares and the fair market value of the shares on the exercise date. The Company will be entitled to a tax deduction in an amount equal to the employee's taxable ordinary income. Upon disposition of the stock by an employee, such employee will recognize long-term or short-term capital gain or loss, depending upon the holding period, equal to the difference between the amount realized on such disposition and the employee's basis for the stock, which will include the amount previously recognized as ordinary income. Upon the exercise of a nonqualified stock option, the 2002 Plan gives the Company the right to require the optionee to pay to the Company any amount necessary to satisfy applicable federal, state, or local withholding tax requirements.

         Under Section 1036 of the Code, if shares of common stock previously owned by the optionee are transferred in payment of the exercise price under an incentive stock option, generally no gain or loss will be recognized on the surrender of such shares to the extent the fair market value of such equal exchange will have the same tax basis and holding period as the shares surrendered; any excess shares received will have a zero basis and the holding period will commence on the transfer date. The "spread" at the time of exercise will not be subject to tax if the holding period and other requirements for an incentive stock option are satisfied. However, if any shares transferred in payment of the exercise price under an incentive stock option were previously acquired by the optionee on the exercise of an incentive stock option and were held for less than the necessary holding period, Section 1036 would not be available. As a result, the optionee would realize income on the surrender of such shares in payment of the exercise price.

         Individuals are subject to the alternative minimum tax (the "AMT") based upon an expanded tax base to the extent such tax exceeds the regular tax liability. The tax is imposed on alternative minimum taxable income in excess of an exemption amount. Alternative minimum taxable income generally is the taxpayer's taxable income, increased or decreased by certain adjustments and increased by certain preferences. For AMT purposes, incentive stock options are generally treated in a manner similar to the regular tax treatment of nonqualified options. For example, upon the exercise of an incentive stock option, the amount of the "spread" would be included in alternative minimum taxable income, and the basis of the stock for AMT purposes would be equal to the fair market value of the stock when the option is exercised.

         The Board of Directors endorses the purposes of the 2002 Plan set forth above and believes the proposal to adopt the 2002 Plan is in the best interests of the Company and its shareholders and recommends its approval. Proxies solicited by the Board of Directors will be so voted unless shareholders specify a contrary choice in their Proxies. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the proposal.

         The Board of Directors unanimously recommends a vote FOR approving the Shuffle Master, Inc. 2002 Stock Option Plan.

                             EXECUTIVE COMPENSATION


         The following table sets forth the compensation paid or accrued for services rendered in all capacities to the Company during the fiscal years ended October 31, 2001, 2000 and 1999, for the Chief Executive Officer and three other executive officers serving at October 31, 2001, whose compensation earned in fiscal 2001 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                             Long-Term
                                                Annual Compensation         Compensation
                                   Fiscal     -------------------------    ---------------      All Other
 Name and Principal Position        Year       Salary        Bonus (3)        Options          Compensation
-------------------------------    -------    ----------     ----------    ---------------    --------------
                                                 ($)            ($)             (#)                ($)
Mark L. Yoseloff                   2001        130,000       118,000           160,000              1,000
    Chairman of the Board          2000        118,000       141,000           112,500(4)           1,000
    and Chief Executive            1999        110,000        75,000            45,000(4)           1,000
    Officer

Joseph J. Lahti (1)                2001        256,000       131,000                --            155,000(5)
                                   2000        246,000       159,000           225,000            140,000(5)
                                   1999        236,000       113,000                --              4,000

Mark A. Lipparelli                 2001         77,000        39,000           150,000                 --
    President (2)

Gary W. Griffin                    2001        162,000        83,000                --              3,000
    Chief Financial Officer,       2000        156,000       101,000            90,000(4)           3,000
    Vice President of              1999        149,000        71,000            56,250(4)           3,000
    Finance, Treasurer and
    Secretary

---------------------------------

(1) Mr. Lahti resigned as Chief Executive Officer in June 2001 and as Chairman of the Board and director in February 2002.
(2)      Mr. Lipparelli joined the Company as Executive Vice President in April
         2001.
(3) Performance bonuses based on fiscal year performance were paid in December, shortly after the close of the fiscal year to which they relate.
(4) Annual option grants are typically made prior to the end of each fiscal year; however, in fiscal 1999 and 2000 the options shown were granted in November, just after the close of the fiscal year.
(5) Includes $150,000 and $135,000 in compensation paid to Joseph J. Lahti in fiscal 2001 and 2000, respectively, pursuant to the non-competition provisions of his executive employment agreement dated November 1, 1999.

           OPTION GRANTS DURING THE FISCAL YEAR ENDED OCTOBER 31, 2001

         The following table sets forth information with respect to each option granted to the executive officers named in the Summary Compensation Table during the fiscal year ended October 31, 2001:

                                                                                            Potential Realizable Value
                                         Percentage of                                     at Assumed Annual Rates of
                                         Total Options                                      Stock Price Appreciation
                                           Granted to                                          for Option Term (1)
                           Options        Employees In       Exercise       Expiration     ----------------------------
        Name               Granted        Fiscal Year         Price            Date             5%              10%
----------------------   -----------    ----------------    ----------     ------------    ------------    ------------
                             (#)               (%)             ($)                             ($)            ($)
Mark L. Yoseloff           160,000            24.1            11.85          9/18/11        1,192,000       3,022,000

Joseph J. Lahti                 --              --               --               --               --              --

Mark A. Lipparelli          75,000            11.3            16.21          3/27/11          764,000       1,937,000
                            75,000            11.3            11.85          9/18/11          559,000       1,417,000
                         ---------       ---------                                          ---------       ---------
                           150,000            22.6                                          1,323,000       3,354,000
Gary W. Griffin                 --              --               --               --               --              --

---------------------------------

 (1) The compounding assumes a ten-year exercise period for all option grants. These amounts represent certain assumed rates of appreciation, based on Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock market conditions, and continued employment of the option holder through the vesting period. The amounts reflected in this table may not necessarily be achieved.

      AGGREGATE OPTIONS EXERCISED IN THE FISCAL YEAR ENDED OCTOBER 31, 2001
                      AND OPTION VALUES AT OCTOBER 31, 2001

         The following table sets forth certain information regarding options to purchase shares of common stock exercised during the Company's fiscal year ended October 31, 2001, and the number and value of options to purchase shares of common stock held as of October 31, 2001, by the executive officers named in the Summary Compensation Table:

                         Number of
                          Shares                                                            Value of Unexercised
                         Acquired        Value              Number of Options                   In-the-Money
      Name              on Exercise    Realized(1)         at October 31, 2001         Options at October 31, 2001(2)
------------------      -----------    -----------    -----------------------------    ------------------------------
                                                      Exercisable     Unexercisable    Exercisable      Unexercisable
                                                      -----------     -------------    -----------      -------------
                            (#)            ($)            (#)              (#)             ($)               ($)
Mark L. Yoseloff               --             --        315,002         250,002         2,475,000          425,000

Joseph J. Lahti           907,770      9,229,338         10,602              --            26,000               --

Mark A. Lipparelli             --             --             --         150,000                --           50,000

Gary W. Griffin           172,002      2,770,706        169,255          18,750           878,000          164,000

---------------------------------

(1) "Value Realized" is the difference between the closing price per share on the date of exercise, and the exercise price per share, multiplied by the number of shares acquired upon exercise of the option.
(2) "Value of Unexercised In-the-Money Options" is the difference between the closing price per share of $12.52 at October 31, 2001, and the exercise price per share multiplied by the number of shares subject to options.

                            COMPENSATION OF DIRECTORS

         Outside directors receive a quarterly payment of $4,000 ($3,000 prior to October 31, 2001) plus an annual stock option grant pursuant to the Company's Restated Outside Directors' Option Plan ("Directors' Plan"). Each director who is not an employee of the Company is entitled to receive a grant of options to purchase a number of shares determined annually by the Option Committee after each annual meeting (prior to October 31, 2001, 6,750 options were granted to each such director as of each annual meeting). Half of any grant of options in connection with such director's initial appointment (and any options granted later) shall vest immediately and the remaining half shall vest one (1) year after grant. In addition, the Board of Directors can make discretionary grants to outside directors under the Directors' Plan. In November 2001, the Board of Directors made a discretionary grant under the Directors' Plan of options to purchase 11,250 shares of the Company's common stock to each of its outside directors. The exercise price of the options is equal to the closing price of the Company's common stock on the date of grant. The options are immediately exercisable and expire the earlier of ten (10) years from the date of grant or twelve (12) months after leaving the Board of Directors.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The following report of the Compensation Committee and the stock performance graph that appears after the report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 nor incorporated by reference into any document so filed.

         The Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, recommends on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

         It is the intention of the Compensation Committee to utilize a pay-for-performance compensation program that is directly related to achievement of the Company's financial and strategic objectives. The primary elements of the program are base salary, annual cash incentives based on performance, and long-term incentives in the form of stock options. These elements are designed to: (i) provide compensation opportunities that will allow the Company to attract and retain talented executive officers who are essential to the Company's success; (ii) provide compensation that rewards both individual and corporate performance and motivates the executive officers to achieve corporate strategic objectives; and (iii) align the interests of executive officers with the long-term interests of shareholders through stock-based awards.

         Base salaries of the Company's executive officers are intended to be competitive with the base salaries paid by other corporations engaged in business similar to the Company, particularly in supplying the gaming and leisure industries. Base salaries are determined for executive officer positions using compensation surveys, taking into account variables such as geography, job comparability, size of each corporation and its industry. In addition to base salary, executive officers are eligible to participate in the Company's employee benefit plans on the same terms as other employees, except that executive officers cannot participate in the employee-wide profit sharing plan.

         The purpose of the annual bonus program is to provide a short-term, direct financial incentive in the form of an annual cash bonus to executive officers if the Company achieves a targeted level of financial performance. Presuming such objectives are met, each executive officer is eligible to receive a cash bonus determined by meeting that individual's financial, strategic and operating objectives as proposed by the Compensation Committee and approved by the Board of Directors. Incentive compensation is reviewed annually. The Compensation Committee may also provide cash bonus opportunities to executive officers based upon meeting specific operational objectives.

         The 1993 Stock Option Plan and the 2002 Stock Option Plan are the basis of the Company's long-term incentive plan for executive officers and other key employees. The objectives of these plans are to align executive officers' long-term interests with those of the shareholders by creating a direct incentive for executive officers to increase shareholder value. The option grants allow executive officers to purchase shares of Company common stock at a price equal to the fair market value of the stock on the date of grant over a term of ten (10) years. The award of option grants is consistent with the Company's objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained.

         Dr. Mark L. Yoseloff became Chairman of the Board of Directors on February 2, 2002. Dr. Yoseloff began his employment with the Company as its Executive Vice President in August 1997, was promoted to President in October 2000 and became Chief Executive Officer in June 2001.

         The Compensation Committee determined its recommendation for Dr. Yoseloff's total compensation as Chief Executive Officer by reference to the compensation of his predecessor, Joseph J. Lahti, by comparison to salaries paid to chief executive officers in peer companies, and in recognition of his contribution to the operation of the Company as Executive Vice President and President over the past four and one-half years.

         Dr. Yoseloff's salary was $130,000 in fiscal 2001, plus $100,000 paid pursuant to his 1997 employment agreement. The Company has treated the payments made under this agreement as payments related to the acquisition of intellectual property, not as compensation paid to Dr. Yoseloff. Additionally, Dr. Yoseloff earned a bonus of $118,000 as a result of the achievement of the financial performance objectives set by the Board of Directors under the executive bonus plan. Dr. Yoseloff was also granted 160,000 stock options in fiscal 2001. Dr. Yoseloff's current salary is $225,000, plus $75,000 remaining to be paid under his 1997 employment agreement. Dr. Yoseloff will also be eligible for a bonus under the Company's executive bonus plan.

                                           Howard P. Liszt
                                           Patrick R. Cruzen
                                           Thomas A. Sutton
                                           MEMBERS OF THE COMPENSATION COMMITTEE

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return for the last five fiscal years, assuming $100 invested at October 31, 1996, with the reinvestment of all dividends, as if such amounts had been invested in: (i) the Company's common stock; (ii) the stocks included in the Russell 2000 Index; and (iii) the stocks of a peer group index. The Company has elected to compare an investment in its stock to a peer group index rather than a published industry index because it believes such peer group index includes companies whose businesses are more similar to that of the Company than any published index.

[PLOT POINTS CHART]

                       10/31/96   10/31/97   10/31/98   10/31/00   10/31/01
                       ---------------------------------------------------------
PEER GROUP(1)            100.00      92.18      43.21      58.18     114.21
--------------------------------------------------------------------------------
RUSSELL 2000 INDEX       100.00     129.33     114.02     130.97     134.24
--------------------------------------------------------------------------------
SHUFFLE MASTER, INC.     100.00      70.79      71.91      79.78     252.81
--------------------------------------------------------------------------------

(1) The peer group index was initially comprised of the following companies: Acres Gaming Incorporated; Alliance Gaming Corp.; Casino Data Systems; Mikohn Gaming Corporation; Paul-Son Gaming Corporation; Silicon Gaming Inc. and WMS Industries, Inc. It is assumed that the proceeds that would have been received upon the acquisition, for cash, of Casino Data Systems by Aristocrat Leisure Limited ("Aristocrat") in June 2001 would have been invested in Aristocrat but that the proceeds that would have been received upon the acquisition, for cash, of Silicon Gaming in March 2001 would have been invested in all other members of the peer group index in proportion to the market capitalization of each at October 31, 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of common stock of the Company beneficially owned: (i) by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock;
(ii) by each nominee for election as a director; (iii) by each executive officer named in the Summary Compensation Table; and (iv) by all directors and executive officers as a group, as of January 31, 2002.

                                                            Shares Beneficially Owned(1)
           Name and Address                        -------------------------------------------------
          of Beneficial Owner                            Number                      Percent
----------------------------------------           --------------------       ----------------------
  Mark L. Yoseloff(2)                                       426,842                     2.4
    1106 Palms Airport Drive
    Las Vegas, Nevada 89119


  Joseph J. Lahti(3)                                        189,461                     1.1
    10901 Valley View Road
    Eden Prairie, Minnesota 55344


  Mark A. Lipparelli                                             --                      *
    1106 Palms Airport Drive
    Las Vegas Nevada 89119


  Gary W. Griffin                                           213,755                     1.2
    10901 Valley View Road
    Eden Prairie, Minnesota 55344


  Thomas A. Sutton                                           85,450                      *
    20330 Knightsbridge Road
    Shorewood, Minnesota 55331


  Howard P. Liszt                                            42,750                      *
    2462 Lafayette Road
    Wayzata, Minnesota 55391


  Ken Robson                                                 43,000                      *
    1106 Palms Airport Drive
    Las Vegas Nevada 89119


  Liberty Wanger Asset Management L.P.(4)                 1,680,000                     9.5
    227 West Monroe
    Suite 3000
    Chicago, Illinois 60606

                                                            Shares Beneficially Owned(1)
           Name and Address                        -------------------------------------------------
          of Beneficial Owner                            Number                      Percent
----------------------------------------           --------------------       ----------------------
  Eagle Asset Management, Inc. (5)                        1,271,105                     7.2
    880 Carillon Parkway
    St. Petersburg, Florida  33716


  All directors and executive                               812,547                     4.4
    officers as a group (6 persons) (6)

---------------------------------
*        Less than 1%
(1) Shares not outstanding, but deemed beneficially owned by virtue of the individual's right to acquire them through the exercise of stock options, as of January 31, 2002, or within 60 days of such date, are treated as outstanding when determining the percent of the outstanding shares of common stock owned by the individual and when determining the percent owned by the group. Shares related to such stock options included in the table above are as follows: Mark L. Yoseloff, 315,002 shares; Joseph J. Lahti, 10,602 shares; Mark A. Lipparelli, zero (0) shares; Gary W. Griffin, 169,255 shares; Thomas A. Sutton, 71,750 shares; Howard P. Liszt, 42,000 shares, Ken Robson, 42,000 shares; and all directors and executive officers as a group, 640,007 shares.
(2)      Includes 1,500 shares held by Mr. Yoseloff's minor child.
(3) Includes 3,150 shares held by a privately held company of which Mr. Lahti is a fifty percent (50%) owner.
(4)      Based on a January 2002 filing with the New Jersey Casino Control
         Commission.
(5)      Based on a Schedule 13G filed with the Securities and Exchange
         Commission.
(6) Because Mr. Lahti has resigned as a director and executive officer prior to the date of this Proxy Statement, Mr. Lahti's holdings are excluded from this total. Similarly, because Mr. Cruzen is not a candidate for re-election as a director, Mr. Cruzen's holdings are excluded from this total.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In October 1996, the Board of Directors of the Company approved a $300,000 loan to Mr. Lahti. These funds were advanced to Mr. Lahti in November 1996. The loan bears interest at seven percent (7%) and is secured by a right of offset against the Company's obligation to pay Mr. Lahti under his executive employment agreement. As of October 31, 2001, the amount due including accrued interest was $316,936. The terms of the loan were modified to extend the maturity date to January 5, 2004 and provided that all accrued interest be paid on or before May 1, 2000 and in January of each year thereafter. In January and February 2002, Mr. Lahti paid all accrued interest as well as principal of $167,000, leaving a balance due of $133,000.

         In June 2001, the Company advanced $1,000,000 to Dr. Yoseloff. The note receivable was to mature on October 31, 2001, bore interest at six percent (6%), and was secured by 43,200 shares of Company common stock owned by Dr. Yoseloff. This note and accrued interest was paid in full on July 12, 2001 when Dr. Yoseloff surrendered 47,660 shares of the Company's common stock to the Company for cancellation valued at the closing market price on that day.

         In March 1997, the Company purchased certain intellectual property from Dr. Yoseloff and a company owned by Dr. Yoseloff. The purchase price included amounts previously paid to such company for certain licensing rights and amounts previously paid to another company owned by Dr. Yoseloff. The balance of the purchase price was paid by the issuance of shares of the Company's common stock and cash payments, both made equally over twenty (20) quarterly installments beginning in March 1997. These share issuances and payments were completed in December 2001. In a related but separate agreement, Dr. Yoseloff signed a five-year employment contract with the Company commencing August 1, 1997. Under the terms of the agreement, Dr. Yoseloff has received $100,000 per year. At October 31, 2001, the remaining balance owed to Dr. Yoseloff under such agreement was $75,000, all of which will be paid during the fiscal year ending October 31. 2002. The Company has treated the payments made under this agreement as payments related to the acquisition of intellectual property, not as compensation paid to Dr. Yoseloff.

                         EXECUTIVE EMPLOYMENT AGREEMENTS

         MARK L. YOSELOFF. Dr. Yoseloff signed a five-year employment agreement with the Company commencing August 1, 1997. Under the terms of the contract, Dr. Yoseloff will receive a minimum of $100,000 per year in salary for each of the five years through July 2002 plus bonuses, similar to other executive officers, and discretionary bonuses, not to exceed $200,000 in any year, as may be awarded by the Compensation Committee. The agreement also contains customary confidentiality provisions, sets forth termination or resignation procedures and limitations, and describes other Company policies and independent covenants. The Board of Directors is in the process of negotiating an executive employment agreement with Dr. Yoseloff to continue his employment beyond the expiration of the current agreement.

         JOSEPH J. LAHTI. Effective September 1, 2001, the Company entered into a new executive employment agreement with Joseph J. Lahti related to his services as an employee of the Company. Under the terms of this employment agreement, Mr. Lahti remained a full-time employee through October 31, 2001 and is to provide services related to acquisitions, strategic matters, business development and marketing strategy on a part-time basis through January 31, 2005. Although Mr. Lahti resigned as Chairman of the Board and a director effective as of February 2, 2002, Mr. Lahti remains an employee of the Company pursuant to this agreement.

         Under the agreement, Mr. Lahti received a base salary at an annual rate of $256,000 through October 31, 2001, and will receive a base salary at annual rates of $200,000 from November 1, 2001 to January 31, 2003, $150,000 from February 1, 2003 to January 31, 2004, and $100,000 from February 1, 2004 to January 31, 2005. In addition, during each twelve-month period of Mr. Lahti's agreement beginning February 1, 2002, Mr. Lahti will also receive a salary supplement of $43,667, which amount is equivalent to one-third of his fiscal 2001 bonus. Under the agreement, Mr. Lahti received benefits similar to other executive officers through October 31, 2001 and became entitled to receive benefits similar to other employees of the Company during the balance of the term of the agreement.

         Mr. Lahti is permitted to render consulting services to other, non-competing, businesses after November 1, 2001. The agreement also extended Mr. Lahti's previous non-competition agreement by two years and now provides that Mr. Lahti may not compete with the Company through October 31, 2006 and, related to such non-competition provisions, is entitled to payments of $150,000 in January of each year of the non-competition agreement. If Mr. Lahti's employment is terminated, Mr. Lahti will receive a lump-sum payment equal to $750,000 less any payments already made, and if Mr. Lahti remains employed by the Company until January 6, 2006, Mr. Lahti would receive an extra payment of $150,000. Mr. Lahti's recent resignation was from his positions as Chairman of the Board and as a director; he remains employed by the Company. If Mr. Lahti's employment is terminated without just cause, Mr. Lahti will be entitled to immediately receive all salary, benefits, and bonuses and all stock options held by Mr. Lahti would immediately vest. Additionally, because Mr. Lahti remained as Chairman of the Board through February 1, 2002, Mr. Lahti earned a bonus of $250,000.

         The agreement also provides that if any payment to Mr. Lahti would be otherwise subject to the excise tax imposed under the so-called "golden parachute" provisions of the tax laws, the amount of any such payment will be increased so that the net amount retained by Mr. Lahti, after payment of such excise tax, would equal the amount to which Mr. Lahti would otherwise be entitled. The agreement also contains customary confidentiality provisions, sets forth termination or resignation procedures and limitations, and describes other Company policies and independent covenants.

         MARK A. LIPPARELLI. Effective April 30, 2001, the Company entered into an employment agreement with Mark A. Lipparelli related to his services as an employee of the Company. Under the terms of this employment agreement, Mr. Lipparelli is to remain a full-time employee through October 31, 2002, although the Company may terminate his employment earlier. Mr. Lipparelli is entitled to receive a base salary at annual rates of $150,000 through September 30, 2001 and $180,000 through October 31, 2002 plus bonuses, similar to other executive officers, based on levels of the Company's income before taxes. Mr. Lipparelli was granted options, pursuant to the agreement, to purchase 75,000 shares of common stock of the Company, vesting one-third (1/3) on each of April 30, 2002, 2003 and 2004. Mr. Lipparelli was also granted an additional 75,000 options in September 2001, not pursuant to this agreement. The agreement also contains customary confidentiality provisions, sets forth termination or resignation procedures and limitations, and describes other Company policies and independent covenants. Upon Mr. Lipparelli's promotion to President in January 2002, the Board of Directors is negotiating a new executive employment agreement with Mr. Lipparelli.

         GARY W. GRIFFIN. In fiscal 2000, the Company entered into an executive employment agreement for fiscal 2001 with Gary W. Griffin, dated December 1, 1999. Under the terms of this employment agreement, Mr. Griffin received an annual salary of $162,000 in fiscal 2001, plus executive bonuses, for his services as the Company's Chief Financial Officer, Vice President of Finance, Treasurer and Secretary. This employment agreement also limits Mr. Griffin's rights to engage in outside consulting or employment, sets forth non-competition and confidentiality provisions, provides for severance benefits, sets forth termination or resignation procedures and describes other Company policies and independent covenants. The Board of Directors is in the process of negotiating an executive employment agreement with Mr. Griffin.

                              INDEPENDENT AUDITORS

         Representatives of Deloitte & Touche LLP, the Company's independent auditors for the fiscal year ended October 31, 2001, will be present at the Annual Meeting. The Board of Directors expects to retain Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending October 31, 2002.

         The Company paid Deloitte & Touche LLP the following amounts during the fiscal year ended October 31, 2001:

         Audit fees (includes annual audit and                           $54,000
         review of the Company's fiscal 2001
         interim financial statements)

         Financial information systems design                               None
         and implementation fees

         Other fees

               Audit-related fees(1)                 $116,000

               Non audit-related fees(2)             $158,000
                                                     ---------
                      All other fees, total                             $274,000

----------------------------------
(1) Audit-related fees include fees related to the review of acquired businesses, employee benefit plan audits, and assistance with proposed transactions, including applying related financial accounting and reporting standards.
(2) Other, non-audit-related fees include services related to tax matters and organizational consulting.


                       SUBMISSION OF SHAREHOLDER PROPOSALS

         The rules of the Securities and Exchange Commission permit shareholders of the Company to present proposals for shareholder action in the Company's Proxy Statement. Shareholder proposals prepared in accordance with the proxy rules intended to be presented at the Company's 2002 annual meeting must be received by the Company on or before October 9, 2002.

                                 OTHER BUSINESS

         The Board of Directors of the Company does not intend to present any business at the meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the meeting.

                                             By Order of the Board of Directors,

                                             /s/ Gary W. Griffin

                                             Gary W. Griffin
Date: February 11, 2002                      SECRETARY

                                    EXHIBIT A
                                    ---------

                              SHUFFLE MASTER, INC.

                             AUDIT COMMITTEE REPORT

         The following Audit Committee report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 nor incorporated by reference into any document so filed.

         The Audit Committee of the Board of Directors of Shuffle Master, Inc. (the "Company") has reviewed the Company's audited financial statements for the fiscal year ended October 31, 2001. In conjunction with its review, the Audit Committee has met with the management of the Company to discuss the audited financial statements. In addition, the Audit Committee has discussed with the Company's independent auditors, Deloitte & Touche LLP (Deloitte & Touche), the matters required pursuant to SAS 61 and has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1. The Audit Committee has also discussed with Deloitte & Touche the independence of Deloitte & Touche.

         Based on this review and discussion, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report for the fiscal year ended October 31, 2001 for filing with the Securities and Exchange Commission.

         This report has been approved by all of the members of the Audit Committee, each of whom has been determined to be independent pursuant to NASD Marketplace Rule 4200(a)(14).


                                                  Thomas A. Sutton
                                                  Patrick R. Cruzen
                                                  Ken Robson
                                                  MEMBERS OF THE AUDIT COMMITTEE

                                    EXHIBIT B
                                    ---------

                              SHUFFLE MASTER, INC.
                             2002 STOCK OPTION PLAN

                                TABLE OF CONTENTS

1.)      Purposes............................................................B-2
2.)      Definitions.........................................................B-2
3.)      Option Stock Available Under Plan...................................B-3
4.)      Administration......................................................B-3
5.)      Eligibility for Incentive Stock Options.............................B-4
6.)      Eligibility for Nonqualified Stock Options..........................B-4
7.)      Terms and Conditions of Options.....................................B-4
8.)      Adjustments.........................................................B-8
9.)      Acceleration of Vesting and Exercisability
         Upon Certain Events.................................................B-8
10.)     Rights as Stockholder..............................................B-10
11.)     No Obligation to Exercise Option; Maintenance
         of Relationship....................................................B-10
12.)     Withholding Taxes..................................................B-10
13.)     Purchase for Investment; Rights of Holder on
         Subsequent Registration............................................B-11
14.)     Modification of Outstanding Options................................B-11
15.)     Foreign Employees..................................................B-11
16.)     Approval of Shareholders...........................................B-11
17.)     Liquidation........................................................B-11
18.)     Restrictions on Issuance of Shares.................................B-11
19.)     Termination of the Plan............................................B-12
20.)     Modifications to the Plan..........................................B-12
21.)     General Provisions.................................................B-12

                              SHUFFLE MASTER, INC.
                             2002 STOCK OPTION PLAN


1. Purposes. The principal purposes of the Shuffle Master, Inc. (the "Company") 2002 Stock Option Plan (the "Plan") are:

     A. to improve individual performance by providing long-term incentives and rewards to certain employees, directors and/or consultants of the Company;

     B. to assist the Company in attracting, retaining and motivating certain employees, directors and/or consultants with experience and ability; and

     C. to align the interests of such persons with those of the Company's shareholders.

     Options granted under this Plan may either be Incentive Stock Options qualified under Section 422 of the Code or Nonqualified Stock Options.


2. Definitions. For purposes of this Plan, the following terms shall have the meanings indicated below:

     A. "Capital Stock" - any of the Company's authorized, but unissued, shares of voting common stock, par value of One Cent ($0.01) designation.

     B. "Code" - the Internal Revenue Code of 1986, as amended from time to time.

     C. "Committee"- a committee consisting solely of not less than two (2) members of the Board of Directors of the Company who are "Non-Employee Directors" within the meaning of and to the extent required by the general rules and regulations promulgated pursuant to Section 16 of the Exchange Act (the "Section 16 Regulations"). The term "Committee" shall refer to the Board of Directors of the Company during such times as no committee is appointed by the Board of Directors and during such times as the Board of Directors is acting in lieu of the Committee.

     D. "Company" - Shuffle Master, Inc., a Minnesota Company, and any of its Subsidiaries or its Parent.

     E.   "Exchange Act" - the Securities Exchange Act of 1934, as amended.

     F. "Exercise Price" - the price per share at which an Option may be exercised.

     G. "Fair Market Value" - the price per share determined as follows: (i) if the security is listed for trading on one or more national securities exchanges or is quoted on the Nasdaq National Market System ("Nasdaq NMS"), the reported last sales price on such principal exchange or system on the date in question (if such security shall not have been traded on such principal exchange on the Nasdaq NMS on such date, the reported last sales price on such principal exchange or on Nasdaq NMS on the first day prior thereto on which such security was so traded); or (ii) if the security is not listed for trading on a national securities exchange and is not quoted on Nasdaq NMS but is quoted on the Nasdaq Small Cap System or is otherwise traded in the over-the-counter market, the mean of the highest and lowest bid prices for such security on the date in question (if there are no such bid prices for such security on such date, the mean of the highest and lowest bid prices on the most recent day prior thereto (not to exceed ten (10) days prior to the date in question) on which such prices existed); or (iii) if neither (i) nor (ii) is applicable, by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

     H. "Family Member" - includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which Family Members have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent (50%) of the voting interests.

     I. "Incentive Stock Option" - an option defined in Section 422 of the Code to purchase shares of the Capital Stock of the Company. Incentive Stock Options granted hereunder are intended to qualify as "incentive stock options" under the Code. If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Incentive Stock Options granted under this Plan being treated as incentive stock options under the Code.

     J. "Nonqualified Stock Option" - an option to purchase Capital Stock of the Company not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

     K. "Option" - the term shall refer to either an Incentive Stock Option or a Nonqualified Stock Option.

     L. "Option Agreement" - a written agreement pursuant to which the Company grants an option to an Optionee and sets the terms and conditions of the Option.

     M. "Option Date" - the date upon which an Option Agreement for an Option granted pursuant to this Plan is duly executed by or on behalf of the Company.

     N. "Option Stock" - the voting common stock of the Company (subject to adjustment as described in Section 8) reserved for Options pursuant to this Plan, or any other class of stock of the Company which may be substituted therefor by exchange, stock split or otherwise.

     O. "Optionee" - an officer, management level employee, other employee, consultant, or director of the Company or one of its Subsidiaries to whom an option has been granted under the Plan.

     P. "Plan" - this 2002 Stock Option Plan, as amended hereafter from time to time.

     Q. "Subsidiary" - any company in an unbroken chain of companies beginning with the Company, if, at the time of granting the option, each of the companies other than the last company in the chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other companies in such chain. The term shall include any subsidiaries which become such after adoption of this Plan.

     R. "Parent" - a company that directly, or indirectly through related companies, owns more than fifty percent (50%) of the voting power of the shares entitled to vote for directors of the Company. The term shall include a company which becomes such after adoption of this Plan.

     S.   "Securities Act" - the Securities Act of 1933, as amended.

3.   Option Stock Available Under Plan.

     A. The Company's authorized Capital Stock in an amount equal to one million eight hundred thousand (1,800,000) shares is hereby made available, and shall be reserved for issuance under this Plan.

     B. The aggregate number of shares available under this Plan shall be subject to adjustment on the occurrence of any of the events and in the manner set forth in Section 8. Except as provided in Section 8, in no event shall the number of shares reserved be reduced below the number of shares issuable upon exercise of outstanding Options. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall (unless the Plan shall have been terminated) become available for other Options under the Plan.

4. Administration. The Plan shall be administered by the Committee. The Company shall grant Options pursuant to the Plan upon determinations of the Committee as to which of the eligible persons shall be granted Options, the number of shares to be optioned, the Exercise Price, the vesting, the term of exercise, the term during which any such Options may be exercised and the other terms and provisions of the Options. The Committee may from time to time adopt rules and regulations for carrying out the Plan and shall have authority and discretion to interpret and construe any provision of the Plan. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan shall be final and conclusive. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

5. Eligibility for Incentive Stock Options. Incentive Stock Options may only be granted to an officer, management level employee or other employee of the Company or any of its Subsidiaries. A director of the Company who is not also an employee shall not be eligible to receive an Incentive Stock Option. In selecting the employees to whom Incentive Stock Options shall be granted, as well as determining the number of shares subject to each Option, the Committee shall take into consideration such factors as it deems relevant in connection with accomplishing the purposes of the Plan.

     A. For any calendar year, the aggregate Fair Market Value (determined at the Option Date) of the stock with respect to which any Incentive Stock Options shall become exercisable for the first time by any individual employee (under all Incentive Stock Option plans of the Company, the Parent, and all Subsidiary companies) shall not exceed $100,000 (or such other amount as may be prescribed by the Code from time to time).

     B. Subject to the provisions of Section 3, an employee who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.

     C. No Incentive Stock Option may be granted under this Plan later than the expiration of ten (10) years from the effective date of the Plan.

     D. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Option Stock with respect to which the Incentive Stock Options are exercisable for the first time by a recipient during any calendar year (under the Plan and any other incentive stock option plans of the Company or any Subsidiary or Parent) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Nonqualified Stock Options. The determination will be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

     E. No Options may be issued to any Optionee if the number of shares of Option Stock subject thereto, when added to Option Stock subject to other Options granted to such Optionee in the same calendar year, would exceed twenty percent (20%) of the Option Stock authorized under this Plan.

6. Eligibility for Nonqualified Stock Options. Nonqualified Stock Options may be granted only to an officer, director, management level employee, other employee or consultant of the Company or a Subsidiary. No further restrictions are placed on the Committee in determining eligibility for granting Nonqualified Stock Options.

7. Terms and Conditions of Options. Whenever the Committee shall grant an Option, it shall communicate to the Secretary of the Company the name of the Optionee, the number of shares to be optioned and such other terms and conditions as it shall determine, not inconsistent with the provisions of this Plan. The President or other officer of the Company shall then enter into an Option Agreement with the Optionee, complying with and subject to the following terms and conditions and setting forth such other terms and conditions of the Option as determined by the Committee:

     A. Number of Shares. The Option Agreement shall state the total number of shares to which it pertains.

     B.   Exercise Price.

          i. The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Option Stock at the Option Date. In the event an Incentive Stock Option is granted to Optionee, who, at the Option Date, beneficially owns more than ten percent (10%) of the total combined voting power of all classes of the Company's stock then outstanding (a "10% Holder"), the Exercise Price of such Option shall be at least one hundred ten percent (110%) of the Fair Market Value of the common stock at the Option Date.

          ii. The Exercise Price of a Nonqualified Stock Option shall be determined by the Committee and may be less than the Fair Market Value of the Option Stock at the Option Date.

          iii. The Exercise Price shall be subject to adjustment as provided in
               Section 8 hereof.

     C. Time and Manner of Exercise of Option. The vesting (i.e. the date on which an Option shall first become exercisable) and expiration of each Option shall be determined from time to time by the Committee and shall be set forth in the Option Agreement with each Optionee. If not specified by the Committee at the time an Option is granted, such Option shall vest as to one-third of the shares subject to the Option at the close of business on each of the first three (3) anniversaries of the Option Date and shall expire at the close of business on the tenth (10th) anniversary of the Option Date. Notwithstanding the foregoing, no Incentive Stock Option may be exercised after ten (10) years from the date on which the option was granted; provided that no Incentive Stock Option granted to a 10% Holder may be exercised after five (5) years from the date on which it was granted.

     D.   Termination of Employment, Except Death or Disability.

          i. Incentive Option. In the event that an Optionee who is an employee of the Company shall cease to be employed by the Company for any reason other than his or her death, disability or "for cause," such Optionee shall have the right to exercise any vested outstanding Incentive Stock Options which were exercisable at the time of termination of employment at any time within three (3) months after the termination of the employee's employment or until the earlier date of termination of exercisability of such Option under this Plan or the Option Agreement. Any vested Incentive Options not exercised within the three (3) month period shall terminate at the expiration of such period.

          ii. Nonqualified Options. Upon the occurrence of any of the following events:

               (a) an Optionee who is an employee of the Company shall cease to be employed by the Company for any reason other than his or her death, disability or "for cause,"

               (b) an Optionee who is a consultant of the Company shall cease furnishing consulting services to the Company (consulting services shall be deemed to have ceased at the expiration of the term of the consulting agreement, if in writing, unless the Company agrees otherwise in writing and shall be deemed to have ceased when the Company ceases paying for consulting services if there is no written consulting agreement) other than a termination by the Company of such consulting services "for cause", or

               (c) an Optionee who is a director of the Company ceases to be a director of the Company,

                    then such Optionee shall have the right to exercise any vested outstanding Nonqualified Options which were exercisable at the time of such event at any time within twelve (12) months after such event or until the earlier date of termination of exercisability of such option under this Plan or the Option Agreement, unless otherwise set forth in the Option Agreement. Any vested Nonqualified Options not exercised within the twelve (12) month period shall terminate at the expiration of such period, unless otherwise set forth in the Option Agreement.

          iii. For Cause Termination. In the event that an Optionee who is an employee of the Company shall be terminated "for cause," the Option shall terminate as of the date of the Optionee's termination of employment. In the event that a consulting agreement with a non-employee Optionee shall be terminated or a director Optionee shall be removed as a director, in either case "for cause," the Option shall terminate as of the date of the Optionee's consulting agreement is terminated or the date the Optionee is removed as a director. "Cause" shall include but not be limited to: (i) willful breach of any agreement entered into with the Company; (ii) misappropriation of the Company's property, fraud, embezzlement, breach of fiduciary duty, other acts of dishonesty against the Company; or (iii) conviction of any felony or crime involving moral turpitude.

     E.   Death or Disability of Optionee.

          i. Incentive Options. If an Optionee who is an employee of the Company shall die or become disabled within the definition of
               Section 22(e)(3) of the Code: (i) while in the employ of the Company or any Subsidiary or (ii) while any Incentive Stock Options remain exercisable pursuant to subsection (D) of this
               Section 7 and in either case shall not have fully exercised his or her vested Incentive Stock Options, any vested Incentive Stock Options granted pursuant to the Plan which were exercisable at the date of death or disability shall be exercisable only within six (6) months following his or her date of death or disability or until the earlier originally stated expiration thereof, unless an earlier expiration date is set forth in the Option Agreement. In the case of death, such Incentive Stock Option shall be exercised pursuant to subsection (F) of this Section 7 by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution, and only to the extent that such Incentive Stock Options were exercisable at the time of death.

          ii. Nonqualified Option. If an Optionee holding a Nonqualified Option shall die or become disabled within the definition of Section 22(e)(3) of the Code: (a) while in the employ of the Company or any Subsidiary, (b) while furnishing consulting services to the Company, (c) while a director of the Company or (d) while any Nonqualified Options remain exercisable pursuant to subsection
               (D) of this Section 7, and in any such case shall not have fully exercised his or her vested Nonqualified Options, any vested Nonqualified Options granted pursuant to the Plan which were exercisable at the date of death or disability shall be exercisable only within twelve (12) months following his or her date of death or disability or until the earlier originally stated expiration thereof, unless otherwise set forth in the Option Agreement. In the case of death, such Nonqualified Option shall be exercised pursuant to subsection (F) of this Section 7 by the person or persons to whom the Optionee's rights under the Nonqualified Options shall pass by the Optionee's will or by the laws of descent and distribution, but only to the extent that such Nonqualified Options were exercisable at the time of death.

     F.   Transfer of Option.

          i. Non-Transferability. Except as permitted by the next subsection, each Option granted hereunder shall, by its terms, not be transferable by the Optionee and shall be, during the Optionee's lifetime, exercisable only by the Optionee or Optionee's guardian or legal representative. Except as permitted by the next subsection, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void.

          ii. Permitted Transfers. Each Option granted hereunder shall, by its terms, be transferable:

               (a) by the Optionee to an Optionee's Family Member by a bona fide gift or pursuant to a domestic relations order in settlement of marital property rights;

               (b)  by will or pursuant to the laws of descent and distribution;
                    or

               (c) as otherwise permitted pursuant to the rules or regulations adopted by the Securities and Exchange Commission ("SEC") under the Act or the interpretations of such rules and regulations as announced by the SEC from time to time.

               Any permitted transfer shall be effective only when accepted by the Company subject to the Company receiving documentation reasonably satisfactory to it of such gift, transfer pursuant to domestic relations order, or transfer pursuant to will or pursuant to the laws descent and distribution. Upon effectiveness of any permitted transfer, the rights under any Option shall be exercisable only by the permitted transferee or such transferee's guardian or legal representative. Except as permitted by this subsection, each Option granted under the Plan and the rights and privileges thereby conferred shall not be further transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to so further transfer, further assign, pledge, or otherwise further dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void. No permitted transfer shall cause any change in the terms of any Option except the identity of the person(s) entitled to exercise such Option and to receive the common stock issuable upon exercise of the Option. Without limiting the generality of the foregoing, any Option shall be subject to termination upon the termination of employment, death or disability of the Optionee to whom the Option was originally granted by the Company without reference to the employment, death or disability of any permitted transferee. In the event of any transfer of an Option, the obligations of the Company owed to the Optionee shall be owed to the transferee and references in this Plan or in any Option Agreement to the Optionee shall, unless the context otherwise requires, refer to the transferee.

     G. Manner of Exercise of Options. An Option may be exercised, in whole or in part, at such time or times and with such rights with respect to such shares which have accrued and are in effect. Such Option shall be exercisable only by: (i) written notice to the Company of intent to exercise the Option with respect to a specified number of shares of stock; (ii) tendering the original Option Agreement to the Company; and (iii) payment to the Company of the Exercise Price for the number of shares of stock with respect to which the Option is then exercised. Except as set forth in the next sentence, payment of the Exercise Price may be made in any of the following manners (except that, in the case of an Incentive Stock Option, if such manner shall not be consistent with the provisions of Section 422 of the Code, such manner shall not be available for exercise):

          i. cash, including certified check, bank draft or postal or express money order;

          ii. personal check (provided that if payment of the Exercise Price is made by personal check and such personal check is not timely paid by the drawer's bank, such payment shall be deemed not to have been made and any shares issued upon such exercise shall be deemed void and never issued);

          iii. by surrender for cancellation of shares of common stock of the
               Company:

               (a) acquired by the Optionee other than by exercise of an Option; or

               (b) acquired by the Optionee upon exercise of an Option where the Option Shares being surrendered have been held by the Optionee for at least six months after such exercise; or

               (c) acquired by the Optionee upon exercise of an Option where the Option Shares being surrendered have been held by the Optionee for six months or less after such exercise but only if the Optionee has obtained prior approval of the specific surrender (such approval to include at least the date of grant of the Option being exercised, the dates of grant and exercise of the Option pursuant to which shares to be surrendered were acquired, and the number of Option Shares to be surrendered) by the Committee;

               and having a Fair Market Value equal to the exercise price of the Options being exercised (if the shares surrendered have a Fair Market Value in excess of the Exercise Price of the Options being exercised, the Company shall promptly pay to the Optionee an amount equal to the excess of such Fair Market Value over the Exercise Price, not to exceed the Fair Market Value of one share); or

          iv. by any other method of payment which the Committee shall approve before, at, or after the date of grant of such Options.

          Notwithstanding the foregoing listing of permissible manners of payment of Exercise Price, the Committee shall have the right, from time to time, to cancel, limit or suspend the right to make payment under any one or more manners of payment (other than the payment by cash, certified check, bank draft or postal or express money order), including other methods of payment previously approved by the Committee under the authority granted in subsection (G)(iv) of this
          Section 7, including the right to cancel, limit or suspend such right as to any one, some, or all Option(s) and as to any one, some, or all Option Holder(s).

          There shall be no exercise at any one time as to fewer than one hundred (100) shares (or such lesser number of shares as the Committee may from time to time determine in its discretion) or all of the remaining shares then purchasable by the Optionee or person exercising the Option. When shares of stock are issued pursuant to the exercise of an Option, the fact of such issuance shall be noted on the Option Agreement by the Company before the Option Agreement is returned. When all shares of Optioned stock covered by the Option Agreement have been issued, or the Option shall expire, the Option Agreement shall be canceled and retained by the Company.

     H. Delivery of Certificate. An Option shall be deemed to have been exercised immediately prior to the close of business on the date the Company is in receipt of the original Option Agreement, written notice of intent to exercise the Option, and payment for the number of Shares being acquired upon exercise of the Option. The Optionee shall be treated for all purposes as the holder of record of the Option Stock as of the close of business on such date, except where shares are held for unpaid withholding taxes. As promptly as practicable on or after such date, the Company shall issue and deliver to the Optionee a certificate or certificates for the Option Stock issuable upon such exercise; provided, however, that such delivery shall be deemed effected for all purposes when the Company, or the stock transfer agent for the Company, shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Optionee at the address specified in the written notice of exercise.

     I. Other Provisions. The Option Agreements under this Section shall contain such other provisions as the Committee shall deem advisable.

8. Adjustments. In the event that the outstanding shares of the common stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another company by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which Options may be granted under the Plan and as to which outstanding Options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Exercise Price per share. No such adjustment shall be made which shall, within the meaning of any applicable sections of the Code, constitute a modification, extension or renewal of an Option or a grant of additional benefits to a participant.

     If the Company is a party to a merger, consolidation, reorganization or similar corporate transaction and if, as a result of that transaction, its shares of common stock are exchanged for: (i) other securities of the Company or (ii) securities of another company which has assumed the outstanding options under the Plan or has substituted for such Options its own Options, then each Optionee shall be entitled (subject to the conditions stated herein or in such substituted Options, if any), in respect of that Optionee's Options, to purchase that amount of such other securities of the Company or of such other company as is sufficient to ensure that the value of the Optionee's Options immediately before the corporate transaction is equivalent to the value of such Options immediately after the transaction, taking into account the Exercise Price of the Option before such transaction, the Fair Market Value per share of the common stock immediately before such transaction and the fair market value, immediately after the transaction, of the securities then subject to that Option (or to the option substituted for that Option, if any). Upon the happening of any such corporate transaction, the class and aggregate number of shares subject to the Plan which have been heretofore or may be hereafter granted under the Plan shall be appropriately adjusted to reflect the events specified in this Section.

9.   Acceleration of Vesting and Exercisability Upon Certain Events.

     A. Acceleration of Vesting. Notwithstanding any requirements for vesting and time of exercisability of any Option as set forth in the Option Agreement with each Optionee or as otherwise determined by the Committee, any Option granted under this Plan, to the extend not already terminated, shall become vested and immediately exercisable if any of the following occur:

          i. Any person (other than the Company) shall make a tender offer to acquire such number of shares of the Company's common stock as shall constitute twenty percent (20%) or more of the Company's outstanding common stock;

          ii. The Company shall issue or the Company's officers and directors shall transfer (and/or assign their voting rights related to) shares of common stock (or other securities convertible into or exchangeable for common stock) representing at least twenty percent (20%) of the outstanding common stock of the Company (including a series of similar transactions effected within six
               (6) months which, in the aggregate, result in the issuance and/or transfer of (and or assignment of voting rights related to) at least twenty percent (20%) of the Company's outstanding common stock) (the percentages set forth in this paragraph to be computed after completion of the subject transactions and as though shares "beneficially owned," as defined in Rule 13d-3 under the Exchange Act, were, in fact, owned);

          iii. A proxy statement, whether issued by the Company or another shareholder, proposes a vote at a shareholder meeting related to any merger of the Company, any sale of substantially all of the Company's assets or any reorganization of the Company involving a change in beneficial ownership of the Company;

          iv. A change in control of the Company of a nature that would be required to be reported pursuant to Section 13 of 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements, including, without limitation, such time as any person becomes, after the effective date of the Plan, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
               Act), directly or indirectly, of forty percent (40%) or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors;

          v. The individuals who constitute the Board of Directors on the effective date of the Plan cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Board on the effective date of the Plan will, for purpose of this subsection (A)(v) of this Section, be considered as though such persons were a member of the Board of Directors on the effective date of the Plan.

          vi. Any other event which the Committee determines is of similar effect, such determination to be made by the Committee on an event-by-event basis.

     B. No Limitation on Exercise Period. Nothing in this Section shall limit or shorten the period during which any such option is exercisable. If an option provides for exercisability during a limited period after a contingency is satisfied, and the initial exercisability of the option is accelerated by means of this Section, the expiration of such option shall be delayed until the contingency has been satisfied and the option shall, thereafter remain exercisable for the balance of the period initially contemplated by the option grant. (For example, if an option is granted providing that it shall be exercisable for a period of ninety (90) days after a triggering event, and such option is subject to the provisions of this Section providing that is shall become immediately exercisable, it shall thereafter remain exercisable until such triggering event has occurred and ninety (90) days has passed.)

     C. No Extension of Exercise Period. Any acceleration or extension of exercisability pursuant to this Section shall not extend such exercisability beyond the expiration or maximum term set forth in Sections 5 or 7.

     D. Adjustments due to Acceleration of Vesting and Exercisability. If the acceleration of vesting and exercisability set forth in this Section 9 should cause any Options, previously designated as Incentive Stock Options pursuant to Section 5 hereof, to cease to qualify as Incentive Stock Options because the aggregate Fair Market Value of the stock with respect to which any Incentive Stock Options are exercisable for the first time by any individual employee shall exceed $100,000 due to such acceleration of exercisability, the Committee may, but is not required to:

          i. Designate which Options then outstanding shall continue to be categorized as Incentive Stock Options and which shall be Nonqualified Options; and/or

          ii. Delay acceleration, with the consent of the Option Holder, of some or all Options to a later tax year so that the Options as to which acceleration of exercisability is delayed will continue to qualify as Incentive Stock Options (provided, however, that any such delay in acceleration shall not extend exercisability beyond the maximum term set forth in Sections 5 or 7).

          If the Committee does not make either such designation, the earliest-granted (without regard to vesting date) Options shall be deemed to continue as Incentive Stock Options until the dollar limitation set forth in Section 5 has been met and all remaining Options shall be Nonqualified Options.

     E. Acceleration due to Company Call of Options. Notwithstanding any requirements for vesting and time of exercisability of any Option as set forth in the Option Agreement with each Optionee or as otherwise determined by the Committee, any Option granted under this Plan, to the extent not already terminated and subject to a call provision, shall become vested and immediately exercisable if the Company gives notice of its intention to exercise its right to call such option.

     F. Cash Payment for Options. If an event described in Section 9(A) occurs, then the Committee in its sole discretion either in an agreement evidencing an Option grant at the time of grant or at any time after the grant of an Option, and without the consent of any Option recipient affected thereby, may determine that some or all recipients holding outstanding Options will receive, with respect to and in lieu of some or all of the shares of Option Stock, as of the effective date of any such Section 9(A) event, cash in an amount equal to the excess of the Fair Market Value of such shares either immediately prior to the effective date of such Section 9(A) event or, if greater, determined on the basis of the amount paid as consideration by the other party(ies) to the Section 9(A) event over the exercise price per share of such Options.

     G. Limitation on Payments. Notwithstanding anything in Sections 9(A), 9(E) or 9(F) of the Plan to the contrary, if the Company is then subject to the provisions of Section 280G of the Code, and if the acceleration of the vesting of an Option as provided in Section 9(A) or 9(E) or the payment of cash in exchange for all or part of an Option as provided in Section 9(F) (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such recipient has the right to receive from the Company or any company that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments to such recipient pursuant to Sections 9(A), 9(E) or 9(F) will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if such recipient is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, then the limitations of this Section 9(G) will, to that extent, not apply.

10. Rights as Stockholder. An Optionee shall not, by reason of any Option granted hereunder, have any right of a stockholder of the Company with respect to the shares covered by his or her Option until the exercise of such Option is effective.

11. No Obligation to Exercise Option; Maintenance of Relationship. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option. Nothing in the Plan or in any Option Agreement entered into pursuant hereto shall be construed to confer upon any Optionee any right to continue as an employee, consultant or member of the Company's Board of Directors or interfere in any way with the right of the Company to terminate his or her relationship with the Company at any time.

12. Withholding Taxes. Whenever, under the Plan, shares of Option Stock are to be issued upon exercise of the Options granted hereunder and prior to the delivery of any certificate or certificates for said shares by the Company, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal and state withholding or other employment taxes resulting from such exercise. In the event that withholding taxes are not paid by the date of exercise, to the extent permitted by law, the Company shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by reducing the number of shares of stock deliverable or by offsetting such withholding taxes against amounts otherwise due from the Company to the Optionee as wages, salary, consulting fees, director's fee or otherwise. If withholding taxes are paid by reduction of the number of shares deliverable to Optionee, such shares shall be valued at the Fair Market Value as of the business day preceding the date of exercise.

13. Purchase for Investment; Rights of Holder on Subsequent Registration. Unless the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Securities Act, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, whether such exercise is in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued to him or her pursuant to such exercise of the Option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if shares are issued without such registration a legend to this effect may be endorsed on the securities so issued and a "stop transfer" restriction may be placed in the stock transfer records of the Company. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares with respect to which an Option shall have been exercised, or to qualify any such shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense and may require from each participant such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made.

14. Modification of Outstanding Options. The Committee may accelerate the exercisability of an outstanding Option and may authorize modification of any outstanding Option with the consent of the Optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

15. Foreign Employees. Without amending the Plan, the Committee may grant Options to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Committee may make such modification, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.

16. Approval of Shareholders. This Plan is expressly subject to approval of the Company's shareholders, and if it is not so approved on or before twelve
     (12) months after the date of adoption of this Plan by the Board of Directors, the Plan shall not come into effect and any Options granted pursuant to this Plan shall be deemed canceled.

17. Liquidation. Upon the complete liquidation of the Company, any unexercised Options theretofore granted under this Plan shall be deemed canceled, except as otherwise provided in Section 8 in connection with a merger, consolidation or reorganization of the Company.

18.  Restrictions on Issuance of Shares. Notwithstanding the provisions of
     Section 7, the Company may delay the issuance of shares covered by the exercise of any Option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

     A. The shares with respect to which the Option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

     B. A no-action letter in respect of the issuance of such shares shall have been obtained by the Company from the Securities and Exchange Commission and any applicable state securities commissioner; or

     C. Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration under applicable federal and state securities acts as now in force or hereafter amended.

     It is intended that all exercise of Options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised.

19. Termination of the Plan. This Plan shall terminate ten (10) years after the date the Plan is adopted by the Board or the Company's shareholders, whichever is earlier, or at such earlier time as the Board of Directors shall determine. Any termination shall not affect any Options then outstanding under the Plan. The Plan shall also terminate at such earlier date that Options with respect to all shares of Option Stock have been granted and exercised.

20. Modifications to the Plan. The Board may make such modifications of the Plan as it shall deem advisable, but may not, without further approval of the stockholders of the Company, except as provided in Section 8 hereof,
     (a) increase the number of shares reserved for Options under this Plan, (b) change the manner of determining the Option Exercise Price for Incentive Stock Options, (c) increase the maximum term of the Options provided for herein, or (d) change the class of persons eligible to receive Options under the Plan.

21.  General Provisions.

     A. If any day on or before which action under the Plan must be taken falls on a Saturday, Sunday, or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

     B. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed under the laws of the State of Minnesota.

                              SHUFFLE MASTER, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                           WEDNESDAY, MARCH 13, 2002
                        10:00 A.M. PACIFIC STANDARD TIME

                              SHUFFLE MASTER GAMING
                            1106 PALMS AIRPORT DRIVE
                                LAS VEGAS, NEVADA












SHUFFLE MASTER, INC.
1106 PALMS AIRPORT DRIVE
LAS VEGAS, NV 89119                                                        PROXY
--------------------------------------------------------------------------------

The undersigned hereby appoints Mark L. Yoseloff and Gary W. Griffin, and each of them with full power of substitution, his or her proxies to represent and vote, as designated below, all of the shares of the common stock of Shuffle Master, Inc., registered in the name of the undersigned as of the close of business on January 28, 2002, with the powers the undersigned would possess if personally present at the annual meeting of shareholders to be held on March 13, 2002, at Shuffle Master Gaming, 1106 Palms Airport Drive, Las Vegas, Nevada, at 10:00 a.m., Pacific Standard Time, or at any adjournment thereof, hereby revoking any proxy or proxies previously given.






         (CONTINUED AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)

                               PLEASE DETACH HERE



                         (CONTINUED FROM THE OTHER SIDE)

1. To set the number of directors at four (4).                                  [ ] For          [ ] Against        [ ] Abstain

2. Election of directors:  01 Mark L. Yoseloff   03 Thomas A. Sutton    [ ] Vote FOR all nominees   [ ] WITHHELD AUTHORITY
                           02 Howard P. Liszt    04 Ken Robson              (except as marked           to vote for all nominees
                                                                            to the contrary below)
                                                                                 ______________________________________________
(Instructions: To withhold authority to vote for any indicated nominee,         |                                              |
write the number(s) of the nominee(s) in the box provided to the right.)        |______________________________________________|

3. To approve the Company's 2002 Stock Option Plan which authorizes
   the issuance of options to purchase up to 1,800,000 shares.                  [ ] For          [ ] Against        [ ] Abstain

4. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND
FOR PROPOSALS #1 AND #3.

Address Change? Mark Box [ ]      Indicate changes below:

                                                                                Dated _______________________________, 2002

                                                                                 ______________________________________________
                                                                                |                                              |
                                                                                |                                              |
                                                                                |______________________________________________|

                                                                                Signature(s) in Box
                                                                                PLEASE DATE AND SIGN ABOVE exactly as your name
                                                                                appears at left, indicating where appropriate,
                                                                                official position or representative capacity.